Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Syndax Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity (1)	2015 Omnibus Incentive Plan (Common Stock, $0.0001 par value per share)	Rule 457(c) and 457(h)	3,427,778	$15.36	$52,650,670.08	$153.10 per $1,000,000	$8,060.82
Equity (2)	2015 Employee Stock Purchase Plan (Common Stock, $0.0001 par value per share)	Rule 457(c) and 457(h)	250,000	$13.06	$3,265,000.00	$153.10 per $1,000,000	$499.88
Equity (3)	2023 Inducement Plan (Common Stock, $0.0001 par value per share)	Rule 457(c) and 457(h)	1,700,000	$15.36	$26,112,000.00	$153.10 per $1,000,000	$3,997.75
Total Offering Amounts					$82,027,670.08		$12,558.45
Total Fee Offsets							—
Net Fee Due							$12,558.45

(1)
In addition to the number of shares of the common stock of Syndax Pharmaceuticals, Inc. (the “Registrant”) stated above, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover an indeterminate number of shares of common stock that may become issuable under the Syndax Pharmaceuticals, Inc. 2015 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Registrant. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based on a per share price of $15.36, the average of the high ($15.74) and low ($14.97) price of the common stock on February 28, 2025, as reported on The Nasdaq Global Select Market.
(2)
In addition to the number of shares of the common stock of the Registrant stated above, pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover an indeterminate number of shares of common stock that may become issuable under the Syndax Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Registrant. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based on a per share price of $13.06, the average of the high ($15.74) and low ($14.97) price of the common stock on February 28, 2025, as reported on The Nasdaq Global Select Market, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.
(3)
In addition to the number of shares of the common stock of the Registrant stated above, pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover an indeterminate number of shares of common stock that may become issuable under the Syndax Pharmaceuticals, Inc. 2023 Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Registrant. The “Amount Registered” represents shares of the Registrant’s common stock reserved for issuance under the Inducement Plan. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based on a per share price of $15.36, the average of the high ($15.74) and low ($14.97) price of the common stock on February 28, 2025, as reported on The Nasdaq Global Select Market.